UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Clarendon Street, 53rd Floor
Boston, Massachusetts 02116
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01    Completion of Acquisition or Disposition of Assets.

On November 17, 2020, pursuant to the terms and conditions of the Equity Purchase Agreement (the “Purchase Agreement”), by and among BrightSphere Intermediary (BHMS) LLC, a Delaware limited liability company, BHMS Investment GP LLC, a Delaware limited liability company, BHMS Investment Holdings LP, a Delaware limited partnership, Barrow, Hanley, Mewhinney & Strauss, LLC, a Delaware limited liability company (“Barrow Hanley”), Perpetual US Holdings Company Inc., a Delaware corporation (“Perpetual”), and, solely with respect to Section 11.16 thereof, Perpetual Limited, BrightSphere Investment Group Inc. (“BrightSphere”), through its subsidiaries party to the Purchase Agreement, completed the sale of its interests in Barrow Hanley to Perpetual. BrightSphere received cash proceeds of $308.2 million at or around closing, which includes the initial purchase price plus customary closing adjustments as outlined in the Purchase Agreement. After taxes, the initial aggregate net proceeds received by BrightSphere in connection with the sale are expected to be over $313.4, which includes the foregoing proceeds and the return of BrightSphere’s seed capital investments with Barrow Hanley by the end of 2020. BrightSphere expects to receive additional proceeds as a result of post-closing adjustments as described further in the Purchase Agreement which would increase the aggregate net proceeds after taxes to be above $320 million, as previously disclosed.

A copy of the Purchase Agreement has been filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement.

ITEM 9.01                                       Financial Statements and Exhibits.

(b)    Pro Forma Financial Information.

The Company’s unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020 and unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019, and the notes thereto, are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

(d)    Exhibits.

Exhibit No.	Description

2.1	Equity Purchase Agreement, dated as of July 26, 2020, by and among BrightSphere Intermediary (BHMS) LLC, BHMS Investment GP LLC, BHMS Investment Holdings LP, Barrow, Hanley, Mewhinney & Strauss, LLC., Perpetual US Holding Company, Inc., and, solely with respect to Section 11.16 thereof, Perpetual Limited, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed July 27, 2020
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of BrightSphere Investment Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	November 17, 2020	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1
Equity Purchase Agreement, dated as of July 26, 2020, by and among BrightSphere Intermediary (BHMS) LLC, BHMS Investment GP LLC, BHMS Investment Holdings LP, Barrow, Hanley, Mewhinney & Strauss, LLC., Perpetual US Holding Company, Inc., and, solely with respect to Section 11.16 thereof, Perpetual Limited, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed July 27, 2020

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of BrightSphere Investment Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)